Lehigh Gas Partners LP Announces the Acquisition of Wholesale Motor Fuel Supply Contracts and Motor Fuel Stations in the Chicago Market

ALLENTOWN, PA (April 17, 2014) - Lehigh Gas Partners LP (NYSE: LGP) (the "Partnership") announced today that it entered into an asset purchase agreement with affiliates of Atlas Oil Company to purchase 55 wholesale supply contracts, 11 fee or leasehold sites, 2 commission marketing contracts and certain other assets for total consideration of $38.5 million. In addition, LGP is acquiring certain other short term financing assets associated with the acquired wholesale supply and commission marketing contracts for $11.9 million, bringing the total consideration for the transaction to $50.4 million, subject to certain closing adjustments.

The acquired assets are all located in the metro Chicago area and are all branded BP locations. The 55 wholesale supply contracts have a weighted average term remaining of approximately 15 years. The 11 fee or leasehold sites are all currently leased to third party commission agents.

The short term financing assets acquired relate to previously negotiated purchase agreements of certain sites by the dealers occupying the locations. All of the financing assets relate to sites that are supplied under contracts acquired in the transaction. The financing assets have a weighted average maturity of approximately June 2015.

"We are pleased to enter the Chicago market and to expand our relationship with BP," said Chairman and CEO Joe Topper. "The transaction enables us to acquire quality assets and provides us immediate scale in the region and a base for us to support future growth," Topper added.

The transaction is expected to close during the second quarter of 2014. The Partnership expects to fund the transaction through funds available under its credit facility.

About Lehigh Gas Partners

Lehigh Gas Partners, headquartered in Allentown, PA, is a leading wholesale distributor of motor fuels and owner and lessee of real estate used in the retail distribution of motor fuels. Formed in 2012, Lehigh Gas Partners distributes fuel to over 800 locations and owns or leases more than 550 sites in thirteen states: Pennsylvania, New Jersey, Ohio, Florida, New York, Massachusetts, Kentucky, New Hampshire, Maine, Tennessee, Maryland, Delaware and Virginia. The company is affiliated with several major oil brands, including ExxonMobil, BP, Shell, Chevron, Sunoco, Valero, Gulf and Citgo. LGP ranks as one of ExxonMobil's largest distributors by fuel volume in the United States and in the top 10 for many additional brands. Lehigh Gas Partners LP has filed its 2013 Annual Report with the SEC. A copy is available at www.lehighgaspartners.com and a printed copy can be requested by calling 610.625.8126. For additional information, please visit www.lehighgaspartners.com.

CONTACTS:

INVESTORS:

Karen Yeakel

Vice President, Investor Relations

Lehigh Gas Partners

610-625-8126

kyeakel@lehighgas.com

Forward-Looking Statements

This press release and any oral statements made regarding the subjects of this release may contain forward-looking statements, which may include, but are not limited to, statements regarding the Partnership's plans, objectives, expectations and intentions and other statements that are not historical facts, including statements identified by words such as "outlook," "intends," "plans," "estimates," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "anticipates," "foresees," or the negative version of these words or other comparable expressions. All statements addressing operating performance, events, or developments that the Partnership expects or anticipates will occur in the future, including statements relating to revenue growth and earnings or earnings per unit growth, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements. The forward-looking statements are based upon the Partnership's current views and assumptions regarding future events and operating performance and are inherently subject to significant business, economic and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Partnership's control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Partnership on its website or otherwise. The Partnership does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Partnership does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Partnership cannot guarantee their accuracy. Achieving the results described in these statements involves a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the factors discussed in this report and those described in the "Risk Factors" section of the Partnership's Form 10-K filed on March 10, 2014 with the Securities and Exchange Commission as well as in the Partnership's other filings with the Securities and Exchange Commission. No undue reliance should be placed on any forward-looking statements.